PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF DECEMBER 31, 1996


                                                           December 31,
                                                       1995            1996
                                                       ----            ----
Shares outstanding at beginning of period            3,886,183       3,886,183
    7,936 shares issued in January, 1995                 7,936           7,936
    111,111 shares issued in April, 1995                83,334         111,111
    1,000,000 shares issued in September, 1995         333,333       1,000,000
    8,659 shares issued in September, 1995               2,886           8,659
    150,000 shares issued in November, 1995             25,000         150,000
                                                     ---------       ---------
Weighted average number of shares                    4,338,672       5,163,889
    96,775 shares issued January, 1996                      --          96,775
    10,606 shares accrued December 31, 1996                 --              29
                                                     ---------       ---------
Weighted average number of shares                    4,338,672       5,260,693
                                                     =========       =========